UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 28, 2015 (October 28, 2015)

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On October 28, 2015, Asbury Automotive Group, Inc. (“Asbury”, “we” or the “Company”) issued $200.0 million aggregate principal amount of its 6.0% Senior Subordinated Notes due 2024 (the “Additional Notes”) pursuant to a second supplemental indenture (the “Supplemental Indenture”) to that certain indenture, dated as of December 4, 2014 (as previously supplemented, the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”) among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Additional Notes are part of the same issuance of, and rank equally and form a single series with, the $400.00 million aggregate principal amount of the Company’s 6.0% Senior Subordinated Notes due 2024, which were issued under the Base Indenture on December 4, 2014 (the “Existing Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes have the same terms as the Existing Notes, including being guaranteed by all of the Company’s existing subsidiaries and future domestic restricted subsidiaries, with certain exceptions.

The Additional Notes were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

The Notes mature on December 15, 2024. Interest accrues on the Additional Notes from June 15, 2015. Interest on the Notes is payable semiannually, on June 15 and December 15 of each year. We may redeem some or all of the Notes at any time after December 15, 2019 at redemption prices specified in the Indenture. We may also redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from certain equity offerings completed before December 15, 2017. In addition, we may redeem some or all of the Notes at any time prior to December 15, 2019 at a price equal to 100% of the principal amount thereof plus a make whole premium set forth in the Indenture, and accrued and unpaid interest. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the Notes. The terms of the Notes are set out in detail in the Indenture.

In connection with the issuance of the Additional Notes, Asbury, the Guarantors and the initial purchasers of the Additional Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated October 28, 2015. The Registration Rights Agreement requires the Company and the Guarantors to use their commercially reasonable efforts to have an exchange offer registration statement relating to the Additional Notes and related guarantees declared effective by the SEC on or prior to 240 days after October 28, 2015. If, under certain circumstances, an exchange offer cannot be completed, the Company and the Guarantors must use their commercially reasonably efforts to file with the SEC a shelf registration statement covering resales of the Additional Notes and related guarantees and use their commercially reasonable efforts to cause such registration statement to be declared effective as provided for in the Registration Rights Agreement. In such instance, the Company would be obligated to keep such shelf registration statement effective for up to one year from the date of the initial effectiveness of the shelf registration statement. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will, under certain circumstances, be required to pay additional interest to the holders of the Additional Notes.

Copies of the Supplemental Indenture and the Registration Rights Agreement are attached to this current report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference as if fully set forth herein. The Base Indenture and the form of the Notes have previously been filed with the SEC as Exhibits 4.1 and Exhibit 4.2, respectively, to the Company’s Current Report on Form 8-K filed on December 4, 2014, and are incorporated by reference as if fully set forth herein. The foregoing descriptions of the Supplemental Indenture, Registration Rights Agreement, Base Indenture and the form of Notes are qualified in their entirety by the complete text of each of such documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in the first three paragraphs of Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events

On October 28, 2015, the Company issued a press release announcing the completion of the issuance and sale of the Additional Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit

4.1	Second Supplemental Indenture, dated as of October 28, 2015, among the Company, each of the guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated October 28, 2015, among the Company, the guarantors party thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

99.1	Press release dated October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: October 28, 2015	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit

4.1	Second Supplemental Indenture, dated as of October 28, 2015, among the Company, each of the guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated October 28, 2015, among the Company, the guarantors party thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

99.1	Press release dated October 28, 2015.

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